UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SAFESTITCH MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2013

Dear Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2013 Annual Meeting of Stockholders of SafeStitch Medical, Inc. to be held at its executive offices, 4400 Biscayne Blvd., Miami, Florida 33137 on Tuesday, June 18, 2013, beginning at 9:00 a.m. local time.

The attached Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the Annual Meeting. At the Annual Meeting, you will have an opportunity to meet management and ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares of SafeStitch Medical, Inc. common stock. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without voting, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the attached Proxy Statement.

We look forward to seeing you on June 18, 2013 and urge you to return your proxy card as soon as possible.

Sincerely,

Jane H. Hsiao, Ph.D., MBA

Chairman of the Board

Jeffrey G. Spragens

Chief Executive Officer and President

SAFESTITCH MEDICAL, INC.

4400 Biscayne Blvd.

Miami, FL 33137

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 18, 2013

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of SafeStitch Medical, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters at 4400 Biscayne Blvd., Miami, Florida, 33137, on Tuesday, June 18, 2013, beginning at 9:00 a.m., local time, for the following purposes:

1.	To elect seven directors for a term of office expiring at the 2014 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only holders of record of our common stock at the close of business on April 23, 2013, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent to stockholders is May 3, 2013.

Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 18, 2013. Our proxy statement and annual report on Form 10-K are available at www.SafeStitch.com.

By Order of the Board of Directors,

Joshua B. Weingard

Corporate Secretary

Miami, Florida

April 30, 2013

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, ALL STOCKHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS OF RECORD WHO EXECUTE A PROXY CARD MAY REVOKE THEIR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AND VOTE THEIR SHARES IN PERSON AT THE ANNUAL MEETING.

2

SAFESTITCH MEDICAL, INC.

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

TUESDAY, JUNE 18, 2013

This proxy statement is furnished by the Board of Directors, which we refer to as the Board, of SafeStitch Medical, Inc., referred to as the Company or “we,” “us” or “our”, in connection with the solicitation of proxies to be voted at the Company’s 2013 Annual Meeting of Stockholders, referred to as the Annual Meeting, that will be held at the Company’s headquarters at 4400 Biscayne Blvd., Miami, Florida 33137, on Tuesday, June 18, 2013, beginning at 9:00 a.m., local time, and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

Our Board has fixed the close of business on April 23, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of that date, there were issued and outstanding 61,699,276 shares of our common stock. Each outstanding share of our common stock entitles its holder to one vote on each matter submitted to our stockholders. Stockholders do not have the right to cumulate their votes for the election of directors. The presence, in person or by proxy, of holders of a majority of our outstanding common stock constitutes a quorum at the Annual Meeting.

Stockholders who own their shares in “street name” through a stock brokerage account or through a bank or other nominee may attend the Annual Meeting but may not grant a proxy or vote at the meeting. Instead, the broker, bank or other nominee is considered the record holder of those shares, and those stockholders must instruct the record holder how they wish their shares to be voted.

Shares of our stock represented by proxies that reflect “broker non-votes” (i.e., stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) the brokers or nominees have not received instructions from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast “for” or “against” any given matter. Pursuant to applicable rules of the New York Stock Exchange, referred to as the NYSE, a broker does not have the discretion to vote on “non-routine” matters, which include each proposal contained in this proxy statement. As a result, any broker that is a member of the NYSE will not have the discretion to vote on either proposal contained in this proxy statement. Because all proposals in this proxy statement are considered “non-routine” matters under NYSE rules, we urge you to give voting instructions to your broker, otherwise, your shares will not be voted at the Annual Meeting.

Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote on any matter that requires approval by a majority of shares represented and entitled to vote at the Annual Meeting. Abstentions will have no effect on the election of directors, who are elected by a plurality of the votes cast.

Any stockholder giving a proxy may revoke it at any time prior to the time it is voted. A proxy may be revoked by: (i) written notice to us at or prior to the Annual Meeting, attention: Corporate Secretary; (ii) execution of a proxy bearing a later date; or (iii) requesting revocation at the Annual Meeting and voting in person. Please note that your attendance at the Annual Meeting will not automatically revoke your proxy. All shares of our common stock represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted: (i) FOR the election of the Board’s nominees for directors, and (ii) in the discretion of the proxy holders with respect to such other matters as may properly come before the Annual Meeting.

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote in the election. Any other matter that may be submitted to a vote of the stockholders will be approved by the affirmative vote of a majority of votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter, unless such matter is one for which a greater vote is required by law or by our Certificate of Incorporation or Bylaws. If less than a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne solely by us. In addition to the use of mail, our employees may solicit proxies personally, by telephone, e-mail and by facsimile. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

Our executive offices are located at 4400 Biscayne Blvd., Miami, Florida 33137. Mailing to stockholders of record on April 23, 2013 of the Notice of Annual Meeting, this proxy statement, the accompanying form of proxy and our Annual Report to Stockholders for our fiscal year ended December 31, 2012, which we refer to as Fiscal 2012, will commence on or about May 3, 2013. Stockholders who wish to attend the Annual Meeting may contact the Company’s Corporate Secretary at 305-575-4602 for directions to the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 23, 2013, the record date, concerning the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors (all of whom are nominees for director), (iii) each named executive officer (as defined in the Executive Compensation section below), and (iv) all of our current executive officers and directors as a group. Unless otherwise noted, all holders listed below have sole voting power and investment power over the shares beneficially owned by them. Unless noted otherwise, the address of each person listed below is 4400 Biscayne Boulevard, Miami, Florida 33137

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Outstanding Common Shares (2)
Jane H. Hsiao, Ph.D., MBA, Chairman of the Board of Directors (3)	15,726,151	24.5%
Jeffrey G. Spragens, Chief Executive Officer, President and Director (4)	4,094,118	6.6%
Charles J. Filipi, M.D., Chief Medical Officer and Director (5)	2,824,092	4.6%
Chao C. Chen, Ph.D., Director (6)	62,500	*
Richard C. Pfenniger, Jr., Director (7)	332,000	*
Steven D. Rubin, Director (8)	336,156	*
Kevin T. Wayne, D.B.A., Director (9)	80,000	*
James J. Martin, C.P.A., Chief Financial Officer (10)	31,250	*
All Current Executive Officers and Directors as a group (8 persons) (11)	23,486,267	36.2%

Phillip Frost, M.D. (12)(13)	14,382,346	22.9%
Frost Gamma Investments Trust (13)	14,122,346	22.5%
Brilliant Champion Resources Limited (14) 11F No. 308, Sec 2, Bade Road, Tapei 10492 Taiwan, R.O.C.	3,621,804	5.3%
Grandtime Associates Limited (15) 11F No. 308, Sec 2 Bade Road, Tapei 10492	3,250,000	5.2%
Chung Chia Company Limited (16) Palm Grove House PO Box 438 Road Town Tortola, BVI	3,366,403	5.4%
Gold Sino Assets Limited (17) PO Box 217APIA SAMOA	3,366,403	5.4%

*	Less than 1%.
(1)

A person is deemed to be the beneficial owner of shares of common stock underlying options and warrants held by that person that are exercisable as of April 23, 2013 or that will become exercisable within 60 days thereafter.

(2)

Based on 61,699,276 shares of common stock outstanding as of April 23, 2013. Each beneficial owner’s percentage ownership is determined assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable as of April 23, 2013 or that will become exercisable within 60 days thereafter have been exercised into common stock.

(3)

Hsu Gamma holds 1,913,470 shares of the Company’s common stock. Dr. Hsiao is the general partner of Hsu Gamma. Common stock holdings also include options to purchase 375,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days and warrants to purchase 2,000,000 shares of the Company’s common stock. Common stock holdings include beneficial ownership of shares held by Hsu Gamma Investments, L.P. (“Hsu Gamma”).

(4)

Common stock holdings include options to purchase 215,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days and warrants to purchase 200,000 shares of the Company’s common stock. Common stock holdings also include 562,818 shares owned by the Joy Fowler Spragens Family Trust (the “Spragens Trust”), and 571,015 shares owned by RSLS Investments LLC (“RSLS”). The Spragens Trust is an irrevocable trust established by Joy Fowler Spragens, the spouse of Mr. Spragens, for the benefit of her descendants and relatives who are unrelated to Mr. Spragens. Although Mr. Spragens is the manager of RSLS, RSLS is 100% owned by his adult children. Accordingly, Mr. Spragens disclaims any beneficial ownership of the shares held by the Spragens Trust and RSLS.

(5)

Common stock holdings include options to purchase 10,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days, 700,000 shares held by Dr. Filipi’s spouse and 1,407,046 shares held by a Grantor Retained Annuity Trust.

(6)	Common stock holdings include options to purchase 62,500 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days.
(7)	Common stock holdings include options to purchase 92,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days.
(8)	Common stock holdings include options to purchase 92,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days.
(9)	Common stock holdings include options to purchase 75,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days.
(10)	Common stock holdings include options to purchase 31,250 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days.
(11)

Common stock holdings include options to purchase 952,750 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days and warrants to purchase 2,200,000 shares of the Company’s common stock.

(12)

Common stock holdings include options to purchase 260,000 shares of the Company’s common stock which are currently exercisable or will become exercisable within the next 60 days. Common stock holdings include beneficial ownership of shares held by Frost Gamma Investments Trust (see note 13).

(13)

Frost Gamma Investments Trust holds 13,122,346 shares of the Company’s common stock and warrants to purchase 1,000,000 shares of the Company’s common stock. Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.

(14)	Common stock holdings include warrants to purchase 300,000 shares of the Company’s common stock.
(15)	Common stock holdings include and warrants to purchase 300,000 shares of the Company’s common stock.
(16)	Common stock holdings include warrants to purchase 300,000 shares of the Company’s common stock.
(17)	Common stock holdings warrants to purchase 550,000 shares of the Company’s common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election as Director

The Board has nominated its seven incumbent directors for re-election as directors to serve until our next annual meeting and until each director’s successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board, unless directed by a proxy to do otherwise.

The following table sets forth the names and ages of the director nominees.

Name	Age
Jane H. Hsiao, Ph.D., MBA	66
Jeffrey G. Spragens	71
Charles J. Filipi, M.D.	72
Chao C. Chen, Ph.D.	59
Richard C. Pfenniger, Jr.	57
Steven D. Rubin	52
Kevin T. Wayne, D.B.A.	50

The following is biographical information for the director nominees.

Jane H. Hsiao, Ph.D., MBA. Dr. Hsiao has served as a director of the Company since April 2005 and became Chairman of the Board in September 2007. Dr. Hsiao has served since May 2007 as Vice-Chairman and Chief Technical Officer of OPKO Health, Inc., referred to as OPKO, a specialty healthcare company. Since October 2008, Dr. Hsiao has served as Chairman of the Board and, since February 2012, Interim CEO of medical device developer, Non-Invasive Monitoring Systems, Inc., referred to as NIMS. Additionally, Dr. Hsiao serves as a director of PROLOR Biotech, Inc., a developmental stage biopharmaceutical company, referred to as PROLOR, Neovasc, Inc., a company developing and marketing medical specialty vascular devices, referred to as Neovasc. Dr. Hsiao previously served as the Vice Chairman-Technical Affairs and Chief Technical Officer of IVAX Corporation, referred to as IVAX, from 1995 until IVAX was acquired in January 2006 by Teva Pharmaceutical Industries Ltd. Dr. Hsiao also served as Chairman, CEO and President of IVX Animal Health, IVAX’s veterinary products subsidiary, from 1998 until 2006, and as IVAX’s Chief Regulatory Officer from 1992 to 1995. Dr. Hsiao previously served on the board of directors of Ivax Diagnostics, Inc. and Sorrento Therapeutics, Inc., a development stage biopharmaceutical company.

Dr. Hsiao’s background in the pharmaceutical and medical device industry, her strong technical expertise, as well as her senior management experience, allow her to play an integral role as Chairman of the Board. Her broad experience in many biotechnology and life science companies gives her a keen understanding and appreciation of the many regulatory and developmental issues confronting medical device, pharmaceutical and biotechnology companies.

Jeffrey G. Spragens. Mr. Spragens has served as our President and Chief Executive Officer and as a member of our Board since September 2007, and, since August 2005, he has served as Business Manager of SafeStitch LLC, of which he was a founding member. From January 2002 to December 2006, Mr. Spragens was a member of the board of directors of ETOC, Inc., a privately owned hotel and lodging company based in Minneapolis, Minnesota. Since April 2002, he has been a Founding Board of Directors Member and Treasurer of the Foundation for Peace, Washington, D.C. From 1990 to 1995, Mr. Spragens was Managing Partner, Gateway Associates, Inc., a company that secured full subdivision and planning approval for properties under its control. Prior to that and from 1987 to 1993, he was one of three founding board of directors members of North American Vaccine which was a public company acquired by Baxter International in 1999. Mr. Spragens also has previous experience as a developer and attorney.

As a result of Mr. Spragens wide-range of experience as a chief executive officer, developer and attorney, he is able to provide valuable business, leadership, and management advice to the Board in many critical areas. Mr. Spragens proven track record of success adds valuable expertise and insight to the Board particularly in the business strategies and growth opportunities that the Board considers.

Charles J. Filipi M.D. Dr. Filipi has served as our Chief Medical Officer (f/k/a Medical Director) and a member of our Board of Directors since our acquisition of SafeStitch LLC in September 2007. Dr. Filipi was a founding member of SafeStitch LLC in August 2005 and has served as its Medical Director since 2006. Since 1999, Dr. Filipi has been a Professor of Surgery in the Department of Surgery at Creighton University School of Medicine in Omaha, Nebraska. Dr. Filipi has also served as president of the American Hernia Society, editor of the Journal Hernia and has published approximately 110 peer-reviewed articles and 51 book chapters. Additionally, Dr. Filipi has been the inventor listed on more than twenty provisional or utility patents. His primary areas of interest are intraluminal surgery for the correction of gastroesophageal reflux disease, Barrett’s Esophagus, and obesity.

Dr. Filipi’s experience as a professor of surgery at Creighton University, as the primary inventor of most of SafeStitch’s products and as a founder of SafeStich LLC enables him to provide valuable board leadership and insight into the development of our products.

Chao C. Chen, Ph.D. Dr. Chen has served as a director of the Company since September 2009. Since November 2010, Dr. Chen has served as a private technology and business consultant for the medical device industry. From May 2009 until November 2010, Dr. Chen served as Chief Operating Officer of UniMed VM, a Taiwanese investment company. From September 2008 to May 2009, Dr. Chen served as Vice President of TaiMed Inc., a Taiwanese investment company, where he was responsible for medical technology investments. From 1983 to 2008, Dr. Chen served in various positions for the Cordis and Ethicon medical device subsidiaries of Johnson & Johnson, most recently from July 2006 to August 2008 as Vice President, Business Leader of Ensure, Cordis and from July 2002 to June 2006 as Vice President, Advanced Research and Development of Cordis. In these positions, Dr. Chen was responsible for strategic planning, business integration, product commercialization and new technology research and development.

Dr. Chen brings significant insight and value to the Board based in part on his extensive experience with the Cordis and Ethicon medical device subsidiaries of Johnson & Johnson. As the Board considers and develops its current and future products and growth strategies, Dr. Chen’s prior experience with strategic planning and product commercialization will assist the Company in making strategic decisions.

Richard C. Pfenniger, Jr. Richard C. Pfenniger, Jr., has served as a director of the Company since April 2005. Currently, Mr. Pfenniger serves as the Interim CEO of IntegraMed America, Inc., a privately held company that operates highly specialized outpatient centers in technology-based medical sectors, referred to as IntegraMed. Previously, Mr. Pfenniger served as Chief Executive Officer and President of Continucare Corporation, a provider of primary care physician, from October 2003 until December 2011, and the Chairman of Continucare’s board of directors from September 2002 until December 2011. Additionally, Mr. Pfenniger served as CEO and Vice Chairman of Whitman Education Group, Inc., a post-secondary education provider, from 1997 until 2003. From 1994 to 1997, Mr. Pfenniger served as Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Mr. Pfenniger is a director of GP Strategies, Inc., a corporate education and training company, OPKO, and IntegraMed.

As a result of Mr. Pfenniger’s multi-faceted experience as a chief executive officer, chief operating officer and general counsel, he is able to provide valuable business, leadership and management advice to the Board in many critical areas. In addition, Mr. Pfenniger’s knowledge of the healthcare business has given him insight into many aspects of our business and the markets in which we operate. Mr. Pfenniger also brings financial expertise to the Board, including through his service as Chairman of our Audit Committee.

Steven D. Rubin. Mr. Rubin has served as a director of the Company since September 2007. Mr. Rubin has been the Executive Vice President of OPKO since May 2007 and a director of OPKO since February 2007. Mr. Rubin currently serves on the Boards of Directors of OPKO, NIMS, PROLOR, Neovasc, Kidville, Inc., which operates upscale learning and play facilities for children, Tiger X Medical, Inc., referred to as Tiger X, formerly a medical device company, Castle Brands, Inc., a marketer of premium spirits, and Tiger Media, Inc. (fka SearchMedia Holdings Limited), a multi-platform billboard and advertising company in China. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin was previously a director of Ideation Acquisition Corp. and Dreams, Inc., a vertically integrated sports licensing and products company.

Mr. Rubin brings to the Board his extensive leadership, business and legal experience, as well as his vast knowledge of the pharmaceutical and life science industry generally. Mr. Rubin has more than 20 years experience advising a broad range of companies in many aspects of business, regulatory, transactional and legal affairs. His experience as a practicing lawyer, general counsel and board member for multiple public companies, including several life sciences, medical device and pharmaceutical companies, has given him broad understanding and expertise, particularly relating to strategic planning and acquisitions.

Kevin T. Wayne, D.B.A. Dr. Wayne is an Associate Professor of Business Administration at Rivier University in Nashua, New Hampshire and has been with Rivier University since 2003. Dr. Wayne has been a director of the Company since September 2007. Prior to this and from 1999 until 2002, he was co-founder and Vice President of Onux Medical, Inc., a medical device company acquired by C.R. Bard in 2004. At Onux, Dr. Wayne was responsible for marketing and business development. He was also an Adjunct Professor of Marketing at Daniel Webster College from 2002-2003 and a Faculty Associate at Worcester Polytechnic Institute in 2002. Additionally, he has served in product development and marketing functions at Smith & Nephew Endoscopy, Visualization Technology, and C.R. Bard’s Endoscopy Division. His medical and surgical device experience includes work in general surgery, GI endoscopy, arthroscopy/sports medicine and computer-assisted spine and neurosurgery applications. He is a member of the Medical Device Group of Boston, the Association of University Technology Managers and the Academy of Management.

Dr. Wayne’s experience as a professor of Business Administration and his experience in the medical device industry, together with his marketing and business development background, bring valuable insight and a unique perspective to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

IDENTIFIED ABOVE.

Identification of Executive Officers

The following individuals are our current executive officers:

Name	Age	Position
Jeffrey G. Spragens	71	Chief Executive Officer, President and Director
Charles J. Filipi, M.D.	72	Chief Medical Officer and Director
James J. Martin, C.P.A.	46	Chief Financial Officer

All officers serve until they resign or are replaced or removed at the discretion of the Board.

Biographical information for Mr. Spragens and Dr. Filipi is set forth in the section entitled “Proposal No. 1—Election of Directors”, beginning on page 4.

James J. Martin, C.P.A. has served as our Chief Financial Officer since January 19, 2011. Since January 2011, Mr. Martin has also served as the Chief Financial Officer of NIMS. From January 2011 through December 2011, Mr. Martin served as Vice President of Finance of Aero Pharmaceuticals, Inc., referred to as Aero, a privately held pharmaceutical distributor. From July 2010 until January 2011, Mr. Martin served as the Controller of SafeStitch, NIMS and Aero. From 2008-2010, Mr. Martin served as the Controller of AAR Aircraft Services, Inc., an aerospace and defense company, and from 2005-2008, Mr. Martin served as the Controller of Avborne Heavy Maintenance, Inc., an aviation maintenance repair and overhaul company. In addition to his career in finance and accounting, Mr. Martin served five years in the United States Navy as an Operations Specialist.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website at www.safestitch.com. We intend to post amendments to, or waivers from a provision of, our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer or persons performing similar functions on our website. Our website is not part of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Under section 16(a) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, the Company’s directors, executive officers and persons who own more than ten percent (10%) of our common stock are required to file with the Securities and Exchange Commission, referred to as the SEC, initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to Fiscal 2012, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s common stock or other equity securities.

Board of Directors and Committees Thereof

Independence

The Board, in the exercise of its reasonable business judgment, has determined that each of our directors qualify as independent directors pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations, except Mr. Spragens, who is employed as our President and CEO, and Dr. Filipi, who is employed as our Chief Medical Officer. Additionally, each of Mr. Pfenniger, Jr., Mr. Rubin and Dr. Wayne is independent for audit committee purposes under Nasdaq Stock Market Rule 5605(c)(2) and applicable SEC rules and regulations.

Board Committees and Meeting Attendance

The Board conducts its business through meetings of the full Board and through committees of the Board, including the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. We do not have any other standing committees of the Board. The Board and its committees also act by written consent. During 2012, the full Board met on one occasion, and acted via written consent on two occasions. During 2012, each of the current directors attended at least 75% of the aggregate of the Board meetings and the meetings of each committee on which such director served.

We do not have a policy requiring our directors to attend the Annual Meeting. Three of our directors attended our 2012 Annual Meeting of Stockholders.

Compensation Committee

The Compensation Committee is composed of the following non-employee directors, all of whom the Board, in the exercise of its reasonable business judgment, has determined to be independent under Nasdaq and applicable SEC rules and regulations: Steven D. Rubin, Chairman, Richard C. Pfenniger, Jr. and Chao Chen. The Board has delegated to the Compensation Committee its responsibilities and authority relating to the compensation and evaluation of our executive officers, including establishing compensation policies and philosophies for the Company and its executive officers and reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, as well as overseeing our incentive compensation plans and equity-based plans. The Compensation Committee has the power to create subcommittees with such powers as the Compensation Committee may from time to time deem necessary or appropriate. The Board has adopted a charter that sets forth the responsibilities of the Compensation Committee, which is available on our website located at www.safestitch.com. During 2012, the Compensation Committee met on two occasions, and acted by written consent on one occasion.

Audit Committee

We have a separately-designated standing audit committee, established in accordance with section 3(a)(58)(A) of the Exchange Act. The Board has adopted a charter that sets forth the responsibilities of the Audit Committee, which is available on our website located at www.safestitch.com. During 2012, the Audit Committee met on five occasions.

The Audit Committee is composed of the following non-employee directors: Richard C. Pfenniger, Jr., Chairman, Steven D. Rubin and Kevin Wayne. The Company’s Board has determined that Richard C. Pfenniger, Jr. is an audit committee financial expert as defined in Item 407 (d)(5)(ii) of Regulation S-K.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements contained in its Annual Report on Form 10-K for Fiscal 2012 and has discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent accountant its independence.

In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee recommended to the Board and the Board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on April 1, 2013.

Richard C. Pfenniger, Jr., Chairman

Steven D. Rubin

Kevin T. Wayne, D.B.A.

Corporate Governance and Nominating Committee

In August 2010, the Board formed a Corporate Governance and Nominating Committee consisting of Dr. Jane Hsiao and Dr. Chao Chen. The Board has adopted a charter that sets forth the responsibilities of the Corporate Governance and Nominating Committee, which include the selection of potential candidates for the Board, making recommendations to the Board concerning the structure and membership of the other Board committees and considering director candidates recommended by others, including our Chief Executive Officer, other Board members, third parties and our stockholders. A copy of the charter is available on our website located at www.safestitch.com. The Corporate Governance and Nominating Committee met once during Fiscal 2012.

The Corporate Governance and Nominating Committee identifies director nominees through a combination of referrals, including by existing members of the Board, management, third parties, stockholders and direct solicitations, where warranted. Once a candidate has been identified, the Corporate Governance and Nominating Committee reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. The Committee does not plan to evaluate candidates identified by the Committee itself differently from those recommended by a stockholder or otherwise.

The Corporate Governance and Nominating Committee met in April 2013 and recommended to the Board that it nominate each of the incumbent directors for election at the 2013 Annual Meeting. Each of the nominees for election as a director named in this Proxy Statement was unanimously recommended by the full Board for submission to the stockholders of the Company as the Board’s’ nominees.

Director Selection Criteria

The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board regarding the appropriate qualifications, skills, and experience expected of individual members and of the Board as a whole with the objective of having a Board with sound judgment and diverse backgrounds and experience to represent stockholder interests.

The Corporate Governance and Nominating Committee believes that nominees for election to the Board should possess sufficient business or financial experience and a willingness and ability to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards of directors or active involvement with other boards of directors, experience in the industries in which the Company conducts its business, audit and financial expertise, medical device experience, operational experience, or a scientific or medical background. The Corporate Governance and Nominating Committee does not believe that nominees for election to the Board should be selected through mechanical application of specified criteria. Rather, the Corporate Governance and Nominating Committee believes that the qualifications and strengths of individuals should be considered in their totality with a view to nominating persons for election to the Board whose backgrounds, integrity, and personal characteristics indicate that they will make a positive contribution to the Board. Additionally, the Board will consider such other factors as it deems appropriate.

While we do not have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the Corporate Governance and Nominating Committee takes these qualities into account when considering director nominees for recommendation to the Board.

Board Nominations by Security Holders

The Board will consider candidates recommended by our stockholders pursuant to written applications submitted to our Corporate Secretary, SafeStitch Medical, Inc., 4400 Biscayne Boulevard, Miami, Florida 33137.

There have been no changes to the procedures by which security holders may recommend nominees to our Board.

Our current Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee charters are available on our website located at www.safestitch.com and are available in print to any stockholder upon request sent to SafeStitch Medical, Inc., 4400 Biscayne Blvd., Miami, Florida 33137. Our Internet website and the information contained therein or linked thereto are not incorporated by reference in, and are not a part of, this proxy statement.

Communication with the Board

Interested parties who want to communicate with the independent or non-management directors as a group, with the Board as a whole, any Board committee or any individual Board members should address their communications to the Board, the Board members or the Board committee, as the case may be, and send them to c/o Corporate Secretary, SafeStitch Medical, Inc., 4400 Biscayne Blvd., Miami, Florida 33137 or call the Corporate Secretary at (305) 575-4602. The Corporate Secretary will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

Board Leadership Structure

The Company has a separate Chairman of the Board, Dr. Jane Hsiao, and Chief Executive Officer, Jeffrey Spragens. We believe that having an independent director serve as our Chairman allows our Chief Executive Officer to focus on our daily business, while allowing the Chairman of the Board to fulfill her fundamental Board leadership role, which includes providing advice to and independent oversight of our Board.

The Chairman of the Board role requires significant additional commitment, particularly as the Board’s oversight responsibilities continue to grow due to our expanding business operations. Our Board is committed to good corporate governance and believes that it is appropriate for an independent, highly-qualified, director to serve as its Chairman.

Our Chairman of the Board is responsible for the orderly functioning of our Board and enhancing its effectiveness. Our Chairman guides Board processes, provides input on agenda items and presides at Board meetings. Our Chairman additionally acts as a liaison between our Board members and our executive management team, consulting regularly and providing guidance on Board-related matters. In the absence of the Chairman, Messrs. Pfenniger, Jr. and Rubin typically preside at meetings of the Board.

Board Role in Risk Oversight

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s Committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such Committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Director Compensation

On February 16, 2012, in connection with his or her service on our Board or any committee thereof, the Compensation Committee granted 100,000 options to Dr. Hsiao, 25,000 options to each of Messrs. Pfenniger and Rubin, and 20,000 options to each of Dr. Chen and Dr. Wayne, all of which options vested one year following the date of grant. Other than these stock option grants, we did not otherwise compensate our non-employee directors for the year ended December 31, 2012. The following table sets forth the information with respect to compensation of our non-employee directors for Fiscal 2012.

Director Compensation

On February 16, 2012, in connection with such person’s service on our Board of Directors or any committee thereof, the Compensation Committee granted 100,000 options to Dr. Hsiao, 25,000 options to each of Messrs. Pfenniger and Rubin, 20,000 options to Dr. Chen and Dr. Wayne, all of which vested 100% on February 16, 2013. During the year ended December 31, 2012, other than the stock option grants on February 16, 2012, no cash, stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation earnings or any other compensation was paid to any Director in respect of such person’s service on our Board of Directors or any committee thereof. The following table sets forth the information with respect to compensation of non-employee directors of the Company during fiscal year 2012.

Fiscal 2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jane H. Hsiao, Chairman	—	—	52,892	—	—	—	52,892
Richard C. Pfenniger, Jr.	—	—	13,223	—	—	—	13,223
Steven D. Rubin	—	—	13,223	—	—	—	13,223
Chao C. Chen	—	—	10,578	—	—	—	10,578
Kevin T. Wayne	—	—	10,578	—	—	—	10,578

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 5 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2013. As of December 31, 2012, the aggregate number of outstanding stock options (both exercisable and unexercisable) for each non-employee directors were as follows:

Name	Stock Options
Jane H. Hsiao, Chairman	375,000
Richard C. Pfenniger, Jr.	92,000
Steven D. Rubin	92,000
Chao Chen	62.500
Kevin Wayne	75,000

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation information for the years ended December 31, 2012 and 2011 for our principal executive officer and each of the other two most highly compensated executive officers. We refer to these persons as our named executive officers elsewhere in this proxy statement.

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Jeffrey G. Spragens, Chief Executive Officer and President (3)	2012 2011	— —	— —	— —	53,431 89,594	— —	— —	— —	53,431 89,594
Charles J. Filipi, Chief Medical Officer (4)	2012 2011	100,000 150,000	— —	— —	— —	— —	— —	6,000 —	106,000 150,000
James J. Martin, Chief Financial Officer	2012 2011	150,000 150,000	— —	— —	26,715 26,878	— —	— —	— —	176,715 176,878

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 5 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2013.

(2)	Figures include Company match of employee 401(k) contributions under Safe Harbor Match guidelines.
(3)	Jeffrey G. Spragens, our President and Chief Executive Officer, currently does not receive a salary for his service as an officer.
(4)	Charles J. Filipi, our Chief Medical Officer, no longer received a salary after August 2012 for his service as an officer.

Outstanding Equity Awards as of December 31, 2012

The following table sets forth our outstanding equity awards as of December 31, 2012 for our named executive officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date
Jeffrey G. Spragens	5,000	(1)	—	(1)	—	$3.10	3/18/2015
	45,000	(2)	15,000	(2)	—	$0.80	2/11/2016
	50,000	(3)	50,000	(3)	—	$1.20	2/17/2017
	25,000	(5)	75,000	(5)	—	$1.12	3/10/2021
	—	(6)	100,000	(6)	—	$0.65	2/16/2022
Charles J. Filipi, M.D.	7,500	(2)	2,500	(2)	—	$0.80	2/11/2016
James J. Martin	3,750	(4)	3,750	(4)	—	$1.90	7/30/2017
	7,500	(5)	22,500	(5)	—	$1.12	3/10/2021
	—	(6)	50,000	(6)	—	$0.65	2/16/2022

(1)	Options were issued on March 18, 2008 and vest in four equal annual tranches beginning on March 18, 2009.
(2)	Options were issued on February 11, 2009 and vest in four equal annual tranches beginning on February 11, 2010.
(3)	Options were issued on February 17, 2010 and vest in four equal annual tranches beginning on February 17, 2011.
(4)	Options were issued on July 30, 2010 and vest in four equal annual tranches beginning on July 30, 2011.
(5)	Options were issued on March 10, 2011 and vest in four equal annual tranches beginning on March 10, 2012.
(6)	Options were issued on February 16, 2012 and vest in four equal annual tranches beginning on February 16, 2012.

EQUITY COMPENSATION PLAN INFORMATION

Our Board and a majority of our stockholders approved the 2007 Plan on November 13, 2007, which is our sole equity compensation plan. We have reserved a total of 5,000,000 shares of our common stock for issuance under the 2007 Plan, subject to adjustment for any stock split or any future stock dividend or other similar change in our common stock or our capital structure. As of December 31, 2012, a total of 2,079,000 options to purchase shares of common stock had been granted under the 2007 Plan.

The following table provides information about our equity compensation plan as of December 31, 2012:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	2,079,000	$1.03	2,921,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,079,000		2,921,000

Potential Payments upon Termination or Change-in-Control

The named executive officers do not have employment agreements with us and are all employed on an “at will” basis. We do not have arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Grants of stock options to all employees eligible to receive such grants under the 2007 Plan vest immediately in the event of a change in control; therefore, no separate disclosure is presented herein with respect to the acceleration of stock options held by the named executive officers upon a change of control under the terms of this stock option plan.

Risk Considerations in our Compensation Programs

We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are parties to a Note and Security Agreement, dated September 4, 2007, referred to as the Credit Facility, with The Frost Group, LLC, referred to as the Frost Group, and our CEO, Jeffrey G. Spragens, under which we have access to a line of credit with available borrowings of up to $4.0 million, consisting of $3.9 million from The Frost Group and $100,000 from Mr. Spragens. Members of the Frost Group, LLC include our Chairman, Jane Hsiao, Ph.D., Steven D. Rubin, a director, and Frost Gamma Investments Trust, referred to as Frost Gamma, a trust controlled by Dr. Phillip Frost, a significant stockholder. We are obligated to pay interest on outstanding borrowings under the Credit Facility at a 10% annual rate, and we have granted a security interest in favor of The Frost Group and Mr. Spragens in all of our real and personal property, whether now existing or subsequently acquired, in order to secure prompt, full and complete payment of the amounts due under Credit Facility. The Credit Facility currently has an expiration date of June 30, 2013. Since January 1, 2012, the greatest principal amount outstanding under the Credit Facility was approximately $3.0 million, which was outstanding on February 22, 2012, the date on which the Credit Facility was paid off in its entirety, plus approximately $91,000 in accrued interest. No amounts of principal or interest were repaid under the Credit Facility for the year ended December 31, 2011. As of December 31, 2012 there was a balance outstanding under the Credit Facility of $300,000, plus accrued interest of $8,000, and there was a balance outstanding under the Credit Facility of $2,475,000 plus accrued interest of $48,000 at December 31, 2011. Amounts due under the Credit Facility were repaid on March 2013. There are currently no amounts due and outstanding under the Credit Facility and there is no expectation that the Credit Facility will be extended beyond its June 30, 2013 expiration date.

We entered into a five-year lease for office space in Miami, Florida with a company controlled by Dr. Frost. The non-cancelable lease, which commenced January 1, 2008, provides for a 4.5% annual rent increase over the life of the lease. The Miami office lease was amended in July 2011 to include additional office space in the same building, and current rental payments under the lease are approximately $21,000 per month. We are currently operating under the existing lease on a month-to-month basis.

Dr. Hsiao, Dr. Frost and director Steven Rubin are each significant stockholders and/or directors of NIMS, Aero, Tiger X and Tiger Media. Director Richard Pfenniger is also a shareholder of NIMS. Our Chief Financial Officer also serves as the Chief Financial Officer and supervises the accounting staffs of NIMS and, until its dissolution, Aero, under a Board-approved cost sharing arrangement whereby the total salaries of the accounting staffs of the three companies are shared. Aero has not participated in the cost sharing arrangement since June 30, 2011 and was dissolved in December 2011. Since December 2009, our Chief Legal Officer has served under a similar Board-approved cost sharing arrangement as Corporate Counsel of Tiger Media and as the Chief Legal Officer of each of NIMS and Tiger X. We recorded reductions to SG&A costs and expenses for the years ended December 31, 2012 and 2011 of $60,000 and $78,000, respectively, to account for the sharing of accounting costs under this arrangement. We recorded $145,000 and $178,000 of reductions to SG&A costs and expenses for the year ended December 31, 2012 and 2011, respectively, to account for the sharing of legal costs under this arrangement. Aggregate accounts receivable from NIMS, Tiger X and TigerMedia were approximately $59,000 and $66,000 as of December 31, 2012 and 2011, respectively.

On February 17, 2012, we entered into a stock purchase agreement, referred to as the 2012 Purchase Agreement, with 35 investors, pursuant to which the investors agreed to purchase an aggregate of 20,794,000 shares of our common stock at a price of $0.40 per share, from which we received net proceeds of $8.3 million. A portion of the proceeds was used to pay off $3.1 million outstanding under the Credit Facility, and the balance of the proceeds was used for continued research, development and commercialization of our products and product candidates. Among the investors purchasing shares under the 2012 Purchase Agreement were Frost Gamma, Dr. Hsiao, Jeffrey Spragens and Richard Pfenniger, a current member of the board of directors. Frost Gamma and Dr. Hsiao each purchased 4,500,000 shares, Mr. Spragens purchased 250,000 shares and Mr. Pfenniger purchased 125,000 shares.

On November 20, 2012, we entered into a Promissory Note in the principal amount of $300,000.00 with Hsu Gamma Investments, L.P., referred to as the Hsu Gamma Note, an entity controlled by Dr. Hsiao. The interest rate payable by us on the Hsu Gamma Note is 10% per annum, payable on the maturity date of June 30, 2013. The Hsu Gamma Note may be prepaid in advance of the maturity date without penalty. In March 2013, the Hsu Gamma Note was paid off in its entirety, plus approximately $10,000 in accrued interest, using the proceeds of the 2013 private placement of common stock.

On December 26, 2012, we entered into a Promissory Note in the principal amount of $300,000.00 with Frost Gamma, referred to as the Frost Gamma Note. The interest rate payable by us on the Frost Gamma Note is 10% per annum, payable on the maturity date of June 30, 2013. The Frost Gamma Note may be prepaid in advance of the maturity date without penalty. In March 2013, the Frost Gamma Note was paid off in its entirety, plus approximately $8,000 in accrued interest, using the proceeds of the 2013 private placement of common stock.

On February 22, 2013 we entered into a promissory note in the principal amount of $200,000 with Dr. Hsiao, referred to as the Hsiao Note. The interest payable by us on the Hsiao Note is 10% per annum, payable on the maturity date of June 30, 2013. The Hsiao Note may be prepaid in advance of the maturity date without penalty. In March 2013, the Hsiao Note was paid off in its entirety, plus approximately $2,000 in accrued interest, using the proceeds of the 2013 private placement of common stock.

On March 22, 2013, we entered into a stock purchase agreement, referred to as the 2013 Purchase Agreement with approximately 17 investors pursuant to which the 2013 PIPE Investors agreed to purchase an aggregate of approximately 12,100,000 shares of common stock at a price of $0.25 per share for aggregate consideration of approximately $3.0 million. Included in this private placement was the issuance of warrants to purchase approximately 6,050,000 common shares, representing one warrant for every two common shares purchased, with an exercise price of $0.33 per share and five year expiration. Among the investors purchasing shares were Frost Gamma, Dr. Jane Hsiao and Jeffrey Spragens. Frost Gamma purchased 2.0 million shares and received 1.0 million warrants, Dr. Hsiao purchased 4.0 million shares and received 2.0 million warrants and Mr. Spragens purchased 400,000 shares and received 200,000 warrants.

The Audit Committee of our Board reviews and approves all transactions that are required to be reported under Item 404(a) of Regulation S-K, including each transaction described above. In order to approve a related party transaction, the Audit Committee requires that (i) such transactions be fair and reasonable to us at the time it is authorized by the Audit Committee and (ii) such transaction must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

EisnerAmper LLP, referred to as EisnerAmper has served as our independent registered public accounting firm since 2006. We do not expect representatives of EisnerAmper to be present at the Annual Meeting. If they do attend, they will be available to respond to appropriate questions and will be given an opportunity to make a statement if they so desire. The following table sets forth the fees billed to the Company by EisnerAmper for its audits of the Company’s consolidated annual financial statements and other services for the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees	$72,000	$74,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$72,000	$78,000

Pre-Approval Policies and Procedures

Our Audit Committee has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by our independent auditors. The services requiring pre-approval by the audit committee may include audit services, audit related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total amount of revenues paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. During 2012 and 2011, audit related services, tax services and all other services provided by EisnerAmper were pre-approved by the Audit Committee.

The Audit Committee has considered and determined that the provision of all non-audit services set forth in the table above is compatible with maintaining EisnerAmper’s independence.

OTHER BUSINESS

As of the date of this proxy statement, the Board knows of no other business to be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS

Under our bylaws, only such business shall be conducted as shall have been brought before the meeting as specified in the meeting notice, by or at the direction of the Board or by any stockholder who is a stockholder of record at the time of giving of the meeting notice, who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.05 of our bylaws. Stockholder proposals intended to be included in our proxy statement and proxy for our 2013 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us at our executive offices by January 3, 2014. Proposals received after such date, while not included in our proxy statement or proxy, may still be brought before the 2013 Annual Meeting of Stockholders, provided that any such proposal is delivered to or mailed and received at our principal executive office no later than March 19, 2014.

SAFESTITCH MEDICAL, INC.

4400 Biscayne Blvd., Miami, Florida 33137

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — JUNE 18, 2013

The undersigned hereby appoints Jeffrey G. Spragens and James J. Martin, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of SafeStitch Medical, Inc. (the “Company”) to be held on June 18, 2013, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on April 23, 2013 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE

ENCLOSED ENVELOPE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.	Election of seven directors.

NOMINEES:

(01) Jane H. Hsiao, Ph.D., M.B.A. (02) Jeffrey G. Spragens (03) Charles J. Filipi, M.D. (04) Chao C. Chen, Ph.D. (05) Richard C. Pfenniger, Jr. (06) Steven D. Rubin (07) Kevin T. Wayne, D.B.A.

☐      FOR ALL NOMINEES

☐       WITHHOLD AUTHORITY FOR ALL NOMINEES

☐      FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list to the left, strike a line through the name of the nominee for whom you wish to withhold your vote.

2.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED: IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 18, 2013 meeting.

Signature of Stockholder                                                                                                                            Date:

Signature of Stockholder                                                                                                                            Date:

NOTE: Please sign exactly as your name or names appears hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.